Exhibit 99

Contact:	Richard Wasielewski
Nortech Systems Incorporated
(952) 345-2244
or
Warren Djerf
Brookside Communications Group
952-920-3908 or warren@brookcomm.net

Nortech Systems Completes New Financing Agreement

MINNEAPOLIS – Aug. 10, 2009 – Nortech Systems Incorporated (NASDAQ: NSYS) announces it has entered into a new financing agreement with Wells Fargo Bank, N.A.

On Aug. 6, 2009, Nortech Systems signed a second amended and restated credit agreement with Wells Fargo Bank, which provides a $12 million line of credit through June 30, 2010, and a new real estate term note maturing on May 31, 2012.

“This agreement aligns our financing more closely with our business environment and current financial position,” said Richard Wasielewski, chief financial officer of Nortech Systems.  “We believe it’s a major step in adjusting to the current economic environment and customer demand.”

Nortech Systems will report its second quarter results on Aug. 12, with a conference call on Aug. 13.  For more information about the conference call, please visit the company’s website.

About Nortech Systems, Incorporated

Nortech Systems Incorporated (www.nortechsys.com), based in Wayzata, Minn., is a full-service electronics manufacturing services (EMS) provider of wire and cable assemblies, printed circuit board assemblies, and higher-level complete box build assemblies for a wide range of industries.  Markets served include industrial equipment, military/defense, medical and transportation.
The company has manufacturing capabilities and operating partners in the U.S., Asia and Latin America.  Nortech Systems Incorporated is traded on the NASDAQ Stock Market under the symbol NSYS.